Exhibit 99.1

Northern Oil and Gas, Inc. Announces 2013 First Quarter Results

WAYZATA, MINNESOTA — May 6, 2013 — Northern Oil and Gas, Inc. (NYSE MKT: NOG) today announced 2013 first quarter results of operations.

2013 FIRST QUARTER HIGHLIGHTS

•	First quarter 2013 production of one million barrels of oil equivalent (“Boe”), or 11,115 average Boe per day; an increase of approximately 30% when compared to first quarter of 2012
•	Oil and gas sales, including the impact of settled derivatives, increased 38% to $82.8 million, as compared to the first quarter of 2012
•	Northern added 128 gross (9.6 net) wells to production during the first quarter of 2013
•	Northern’s oil price differential to the NYMEX WTI benchmark was $3.62 per barrel
•	Production expenses totaled $8.64 per Boe of production, falling 12% when compared with the fourth quarter of 2012 and up 3% when compared with the first quarter of 2012
•	General and administrative expenses were down 34% on a per Boe basis when compared with first quarter 2012

Northern’s first quarter 2013 Adjusted Net Income was $18.1 million, or $0.29 per diluted share, a 25% increase compared to the first quarter of 2012.  Adjusted Net Income excludes the impact of unrealized mark-to-market gains and losses on derivative instruments.  GAAP net income for the first quarter of 2013 was $9.0 million, or $0.14 per diluted share.  Adjusted EBITDA for the first quarter of 2013 increased 42% to $63.5 million, as compared to the first quarter of 2012.

ACREAGE UPDATE

As of March 31, 2012, Northern controlled approximately 181,823 net acres targeting the Williston Basin Bakken and Three Forks.  During the first quarter of 2013, Northern acquired leasehold interests covering an aggregate of approximately 6,022 net mineral acres in its key prospect areas, for an average cost of $1,087 per net acre.

As of March 31, 2013, approximately 63% of Northern’s total acreage position, and approximately 72% of Northern’s North Dakota acreage position, was developed, held by production, held by operations or permitted.

DRILLING AND COMPLETIONS UPDATE

During the first quarter of 2013, Northern participated in 128 gross (9.6 net) wells that were completed and placed into production.  As a result, Northern’s producing wells totaled 1,355 gross (115.8 net) as of March 31, 2013.  In addition to these wells, Northern was participating in 152 gross (12.2 net) wells drilling or awaiting completion at March 31, 2013.

CAPITAL EXPENDITURES AND LIQUIDITY UPDATE

During the first quarter of 2013, Northern incurred $88.7 million of capital expenditures on drilling and completion costs, $7.4 million on acreage and related activities, and $4.4 million on workover and other capital expenditure activities.

Northern ended the quarter with $139 million drawn on its revolving credit facility, which has a total borrowing capacity of $400 million.  Northern ended the quarter with $8.5 million in cash, resulting in liquidity of approximately $270 million.

HEDGING UPDATE

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s oil derivative contracts as of March 31, 2013, by fiscal quarter:

	COSTLESS COLLARS		SWAPS
Contract Period	Volume (Bbls)	Weighted Average Floor/Ceiling Price (per Bbl)	Volume (Bbls)	Weighted Average Price (per Bbl)
2013:
Q1	575,550	$89.71 - $103.87	210,000	$92.00
Q2	541,481	$89.83 - $103.91	255,000	$91.56
Q3	558,374	$90.36 - $104.23	315,000	$92.29
Q4	532,864	$90.45 - $104.29	375,000	$91.81
2014:
Q1	60,000	$90.00 - $99.05	870,000	$91.24
Q2	60,000	$90.00 - $99.05	900,000	$91.22
Q3	60,000	$90.00 - $99.05	915,000	$89.83
Q4	60,000	$90.00 - $99.05	945,000	$89.79
2015:
Q1	–	–	180,000	$89.53
Q2	–	–	180,000	$89.53

MANAGEMENT COMMENT

“Despite typical first quarter weather, we were able to increase our quarterly sequential average daily production and add nearly ten net wells to producing status,” commented Northern’s Chairman and Chief Executive Officer Michael Reger.  “Although road (load) restrictions in the second quarter may affect activity levels, we remain optimistic about our second half 2013 production profile due to pad drilling efficiencies and a more stable and predictable operating environment without the impact of weather or road (load) restrictions.”

FIRST QUARTER 2013 OPERATING AND FINANCIAL RESULTS

The following tables summarize Northern’s first quarter operating and financial results for 2013 as compared to 2012:
	Quarter Ended March 31,
	2013	2012	Change
Net Production:
Oil (Bbl)	902,738	717,518	26%
Natural Gas and other liquids (Mcf)	585,412	345,427	69%
Total (Boe)	1,000,306	775,089	29%

Average Daily Production:
Oil (Bbl)	10,030	7,885	27%
Natural Gas and other liquids (Mcf)	6,505	3,796	71%
Total (Boe)	11,115	8,517	30%

Average Sales Prices:
Oil (per Bbl)	$88.63	$87.35	1%
Effect of oil hedges on average price (per Bbl)	(0.41)	(7.44)	(94)%
Oil net of hedging (per Bbl)	88.22	79.91	10%
Natural Gas and other liquids (per Mcf)	5.40	7.14	(24)%
Realized price per Boe(a)	82.78	77.16	7%

Average Production Costs (per Boe of production):
Production Expenses	$8.64	$8.40	3%
Production Taxes	7.81	7.84	0%
General and Administrative	3.99	6.04	(34)%
Depletion, Depreciation, Amortization and Accretion	26.78	23.77	13%

(a)	Realized prices include realized gains or losses on cash settlements for commodity derivatives.

In the first quarter of 2013, oil, natural gas and NGL sales, including the effect of settled derivatives, increased 38% compared to the first quarter of 2012, driven primarily by a 29% increase in production due to net wells added during the quarter.  Northern’s oil price differential to the NYMEX WTI benchmark during the first quarter of 2013 was $3.62 per barrel, as compared to $14.09 per barrel in the first quarter of 2012.

As a result of oil price derivative activities, Northern incurred a net cash settlement loss of $0.4 million in the first quarter of 2013, compared to a loss of $5.3 million in the first quarter of 2012.  As a result of forward oil price changes, non-cash mark-to-market derivative losses were $14.9 million in the first quarter of 2013 compared to non-cash losses of $9.4 million in the first quarter of 2012.

Production expenses were $8.6 million in the first quarter of 2013 compared to $6.5 million in the first quarter of 2012.  On a per unit basis, first quarter 2013 production expenses were $8.64 per Boe, up 3% from the $8.40 per Boe reported in the first quarter of 2012 but down 12% sequentially when compared to the fourth quarter of 2012.

Average production tax rates on oil and gas sales were 9.4% in the first quarter of 2013 and 9.3% in the first quarter of 2012. Production tax expense was $7.8 million in the first quarter of 2013, compared to $6.1 million in the first quarter of 2012.

General and administrative expense was $4.0 million for the first quarter of 2013 compared to $4.7 million in the first quarter of 2012.  On a per unit basis, first quarter 2013 general and administrative expenses were $3.99 per Boe, a 34% reduction when compared with the $6.04 per Boe for the first quarter of 2012 and a 2% reduction when compared to fourth quarter 2012.

Depletion, depreciation, amortization and accretion (“DD&A”) was $26.8 million, or $26.78 per Boe, in the first quarter of 2013, compared to $18.4 million, or $23.77 per Boe, in the first quarter of 2012.  Depletion expense, the largest component of DD&A, was $26.66 per Boe in the first quarter of 2013, compared to $23.62 per Boe in the first quarter of 2012.

Interest expense was $6.1 million for the first quarter of 2013 compared to $0.2 million in the first quarter of 2012.  The increase in interest expense is due to the issuance of our senior notes during the second quarter of 2012.

Net income was $9.0 million in the first quarter of 2013, compared to $8.8 million in the first quarter of 2012.  Diluted net income per common share was $0.14 for the first quarter of 2013 and the first quarter of 2012.

Adjusted Net Income for the first quarter of 2013 was $18.1 million, or $0.29 per diluted share, as compared to $14.4 million, or $0.23 per diluted share, for the first quarter of 2012.  Northern defines Adjusted Net Income as net income (loss) excluding unrealized gain (loss) on derivative instruments, net of tax.

Northern’s Adjusted EBITDA for the first quarter of 2013 was $63.5 million, which represents a 42% increase over Adjusted EBITDA of $44.8 million for the first quarter of 2012.  Northern defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) unrealized gain (loss) on derivative instruments and (v) non-cash share based compensation expense.

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures.  A reconciliation of these measures to the most directly comparable GAAP measure is included in the accompanying financial tables found later in this release.  Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance.  Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and unrealized derivatives gains and losses that management believes are not indicative of Northern’s core operating results.  In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

FIRST QUARTER 2013 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, May 7, 2013 at 9:00 a.m. Central Standard Time.  Details for the conference call are as follows:

Dial-In Number:  (800) 500-3170 (US/Canada) and (719) 325-2434 (International)
Conference ID:  1029253 - Northern Oil and Gas, Inc. First Quarter 2013 Earnings Call
Replay Dial-In Number: (888) 203-1112 (US/Canada) and (719) 457-0820 (International)
Replay Access Code:  1029253 - Replay will be available through May 21, 2013

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this release regarding Northern Oil’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern Oil’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, general economic or industry conditions, nationally and/or in the communities in which Northern Oil conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern Oil’s ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern Oil’s operations, products, services and prices.

Northern Oil has based these forward-looking statements on its current expectations and assumptions about future events.  While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern Oil’s control.

CONTACT:

Brandon Elliott
EVP, Corporate Development and Strategy
952-476-9800
belliott@northernoil.com

Erik Nerhus
VP, Business Development
952-476-9800
enerhus@northernoil.com

NORTHERN OIL AND GAS, INC.
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED)
	Three Months Ended March 31,
	2013	2012
REVENUES
Oil and Gas Sales	$83,171,661	$65,139,396
Loss on Settled Derivatives	(371,283)	(5,335,597)
Unrealized Loss on Derivative Instruments	(14,910,655)	(9,364,913)
Other Revenue	8,359	84,106
Total Revenue	67,898,082	50,522,992

OPERATING EXPENSES
Production Expenses	8,641,210	6,513,348
Production Taxes	7,811,304	6,078,885
General and Administrative Expense	3,988,806	4,681,378
Depletion of Oil and Gas Properties	26,668,171	18,309,500
Depreciation and Amortization	94,275	97,089
Accretion of Discount on Asset Retirement Obligations	30,247	15,632
Total Expenses	47,234,013	35,695,832

INCOME FROM OPERATIONS	20,664,069	14,827,160

OTHER INCOME (EXPENSE)
Interest Expense	(6,108,000)	(196,299)
Other Income	64	400
Total Other Income (Expense)	(6,107,936)	(195,899)

INCOME BEFORE INCOME TAXES	14,556,133	14,631,261

INCOME TAX PROVISION	5,604,614	5,825,350

NET INCOME	$8,951,519	$8,805,911

COMPREHENSIVE INCOME, NET OF TAX
Reclassification of Derivative Instruments Included in Income (Net of Tax of $39,000 for the three months ended March 31, 2012)	-	62,309
Total Other Comprehensive Income	-	62,309

COMPREHENSIVE INCOME	$8,951,519	$8,868,220

Net Income Per Common Share – Basic	$0.14	$0.14
Net Income Per Common Share – Diluted	$0.14	$0.14
Weighted Average Shares Outstanding – Basic	62,857,322	62,239,237
Weighted Average Shares Outstanding – Diluted	63,316,301	62,670,156

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS
MARCH 31, 2013 AND DECEMBER 31, 2012

	March 31, 2013 (unaudited)	December 31, 2012
CURRENT ASSETS
Cash and Cash Equivalents	$8,482,166	$13,387,998
Trade Receivables	75,890,491	70,219,669
Advances to Operators	3,137,738	3,109,591
Prepaid Expenses	782,327	592,001
Other Current Assets	209,048	1,115,088
Derivative Instruments	573,873	4,095,197
Deferred Tax Asset	5,061,000	1,695,000
Total Current Assets	94,136,643	94,214,544

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	1,250,775,445	1,159,191,601
Unproved	91,818,469	82,926,384
Other Property and Equipment	3,232,324	3,158,224
Total Property and Equipment	1,345,826,238	1,245,276,209
Less – Accumulated Depreciation and Depletion	188,793,939	162,031,493
Total Property and Equipment, Net	1,157,032,299	1,083,244,716

DERIVATIVE INSTRUMENTS	1,171,612	1,763,008

DEBT ISSUANCE COSTS	11,390,927	11,713,030

TOTAL ASSETS	$1,263,731,481	$1,190,935,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$118,562,082	$95,822,162
Accrued Expenses	1,062,778	2,454,085
Accrued Interest	8,199,330	2,180,416
Derivative Instruments	7,119,763	-
Total Current Liabilities	134,943,953	100,456,663

LONG-TERM LIABILITIES
Revolving Credit Facility	139,000,000	124,000,000
8% Senior Notes Due 2020	300,000,000	300,000,000
Derivative Instruments	6,225,917	2,547,745
Other Noncurrent Liabilities	1,758,894	1,570,630
Deferred Tax Liability	85,141,000	76,175,000
Total Long-Term Liabilities	532,125,811	504,293,375

TOTAL LIABILITIES	667,069,764	604,750,038

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS’ EQUITY
Preferred Stock, Par Value $.001; 5,000,000 Authorized, No Shares Outstanding	-	-
Common Stock, Par Value $.001; 95,000,000 Authorized, (3/31/2013 – 63,784,732 Shares Outstanding and 12/31/2012 – 63,532,622 Shares Outstanding)	63,784	63,532
Additional Paid-In Capital	466,991,106	465,466,420
Retained Earnings	129,606,827	120,655,308
Total Stockholders’ Equity	596,661,717	586,185,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,263,731,481	$1,190,935,298

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
	2013	2012

Net Income	$8,951,519	$8,805,911
Add:
Interest Expense	6,108,000	196,299
Income Tax Provision	5,604,614	5,825,350
Depreciation, Depletion, Amortization, and Accretion	26,792,693	18,422,221
Non-Cash Share Based Compensation	1,122,274	2,204,927
Unrealized Loss on Derivative Instruments	14,910,655	9,364,913
Adjusted EBITDA	$63,489,755	$44,819,621

Reconciliation of Adjusted Net Income

	Three Months Ended March 31,
	2013	2012

Net Income	$8,951,519	$8,805,911
Add:
Unrealized Loss on Derivative Instruments, Net of Tax	9,169,655	5,637,913
Adjusted Net Income	$18,121,174	$14,443,824

Weighted Average Shares Outstanding - Basic	62,857,322	62,239,237
Weighted Average Shares Outstanding - Diluted	63,316,301	62,670,156

Net Income Per Common Share - Basic	$0.14	$0.14
Add:
Change due to Unrealized Loss on Derivative Instruments, Net of Tax	0.15	0.09
Adjusted Net Income Per Common Share - Basic	$0.29	$0.23

Net Income Per Common Share - Diluted	$0.14	$0.14
Add:
Change due to Unrealized Loss on Derivative Instruments, Net of Tax	0.15	0.09
Adjusted Net Income Per Common Share - Diluted	$0.29	$0.23